Exhibit 4.5

AMENDED AND RESTATED SECURITY AGREEMENT

This AMENDED AND RESTATED SECURITY AGREEMENT dated as of November 25, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof and each Second Lien Agreement (as defined below), this “Security Agreement”), is hereby entered into among First Data Corporation, a Delaware corporation (the “Issuer”), each of the Subsidiaries (as defined below) of the Issuer listed on Annex A hereto or that becomes a party hereto pursuant to Section 8.14 (each such Subsidiary being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Issuer are referred to collectively as the “Grantors”), and Wells Fargo Bank, National Association, in its capacity as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”), pursuant to each Second Lien Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time) defining the rights of the holders of the Obligations (as defined below).

W I T N E S S E T H :

WHEREAS, pursuant to Section 9.01 of each of the Existing Second Lien Agreements (as defined below), this Amended and Restated Security Agreement amends and restates the Security Agreement dated as of December 17, 2010 (the “Original Security Agreement”), among the Grantors and the Collateral Agent;

WHEREAS, each Guarantor has, pursuant to the guarantee provisions under each applicable Second Lien Agreement, unconditionally guaranteed the Obligations;

WHEREAS, each Grantor has received substantial benefits from the proceeds of securities issued under the Existing Second Lien Agreements on or prior to the date hereof and will receive substantial benefits from future securities issued, or loans incurred, under any Additional Second Lien Agreements and each is, therefore, willing to be a party to this Security Agreement;

WHEREAS, this Security Agreement is given by each Grantor in favor of the Collateral Agent for the benefit of the Secured Parties (as defined below) to secure the payment and performance of all of the Obligations; and

WHEREAS, from time to time after the date hereof, the Issuer may, subject to the terms and conditions of the Second Lien Agreements and the Security Documents, incur Additional Second Lien Obligations (as defined below), that the Issuer desires to secure by the Collateral on a pari passu basis with the securities issued under the Existing Second Lien Agreements;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Collateral Agent hereby agree to amend and restate the Original Security Agreement in its entirety as follows:

1.                                      Defined Terms.

(a)                                 Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

(b)                                 Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein): Account, Chattel Paper, Commodity Contract, Documents, Instruments, Inventory, Letter-of-Credit Right, Security Entitlement, Supporting Obligation and Tangible Chattel Paper.

(c)                                  The following terms shall have the following meanings:

“Additional Second Lien Agreement” shall mean any indenture, credit agreement or other agreement, if any, pursuant to which any Grantor has incurred or will incur Additional Second Lien Obligations, in each case for so long as such agreements remain in effect; provided that, in each case, the Indebtedness thereunder has been designated as Additional Second Lien Obligations pursuant to and in accordance with Section 8.16.

“Additional Second Lien Obligations” shall mean any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding with respect to any Grantor, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under any Additional Second Lien Agreement, in each case, that have been designated as Additional Second Lien Obligations pursuant to and in accordance with Section 8.16.

“Additional Second Lien Secured Parties” shall mean the holders from time to time of Additional Second Lien Obligations.

“Additional Second Lien Secured Party Consent” shall mean a consent in the form of Annex C to this Security Agreement executed by the Authorized Representative of any holders of Additional Second Lien Obligations pursuant to Section 8.16.

“Authorized Representative” means (i) in the case of the Obligations under the Existing Second Lien Agreements, Wells Fargo Bank, National Association, in its capacity as trustee under each Existing Second Lien Agreement (or any successor trustee thereunder), and (ii) in the case of any Series of Additional Second Lien Obligations or Additional Second Lien Secured Parties that become subject to the Intercreditor Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Change in Law” shall mean (a) the adoption of any law, treaty, order, policy, rule or regulation after December 17, 2010, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of the Security Agreement or (c) compliance by any Secured Party with any guideline, request, directive or order issued or made after December 17, 2010 by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law).

“Collateral” shall have the meaning provided in Section 2(a).

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 5.1 or Section 5.3.

“Collateral Agent” shall have the meaning provided in the preamble hereof.

“Contractual Requirement” shall mean (a) any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (b) any of the terms, covenants, conditions or provisions of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Grantor or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound.

“Control” shall mean “control,” as such term is defined in Section 9-104 or 9-106, as applicable, of the UCC.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor (including all Copyrights) or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including those listed on Schedule 1.

“copyrights” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Copyrights” shall mean all copyrights now owned or hereafter acquired by any Grantor, including those listed on Schedule 2.

“Credit Agreement Collateral Agent” shall mean Credit Suisse AG, Cayman Islands Branch (formerly known as Credit Suisse, Cayman Islands Branch), as collateral agent for the “Secured Parties” as defined in the Senior Credit Facility (or any successor agent thereunder).

“Credit Agreement Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Discharge” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Domestic Subsidiary” shall mean each Subsidiary of the Issuer that is organized under the laws of the United States, any state thereof, or the District of Columbia.

“equipment” shall mean all “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Grantor or to which any Grantor has rights and any and all Proceeds, additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto; but excluding equipment to the extent it is subject to a Lien, in each case permitted by each Second Lien Agreement and the terms of the Indebtedness secured by such Lien prohibit assignment of, or granting of a security interest in, such Grantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law), provided, that immediately upon the repayment of all Indebtedness secured by such Lien, such Grantor shall be deemed to have granted a Security Interest in all the rights and interests with respect to such equipment.

“Event of Default” shall mean an “Event of Default” under any Second Lien Agreement (as defined in each such Second Lien Agreement).

“Excluded Property” shall mean all Settlement Assets.

“Excluded Stock and Stock Equivalents” shall mean (i) any Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Issuer (confirmed in writing by notice to the Collateral Agent), the cost or other consequences (including any adverse tax consequences) of pledging such Stock or Stock Equivalents in favor of the Secured Parties shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (ii) solely in the case of any pledge of Stock and Stock Equivalents of any Foreign Subsidiary or any Domestic Subsidiary substantially all of the assets of which consist of Stock or Stock Equivalents of Foreign Subsidiaries to secure the Obligations, any Stock or Stock Equivalents of any class of such Foreign Subsidiary or such Domestic Subsidiary in excess of 65% of the outstanding Stock or Stock Equivalents of such class (such percentage to be adjusted upon any Change in Law as may be required to avoid adverse U.S. federal income tax consequences to the Issuer or any Subsidiary), (iii) any Stock or Stock Equivalents to the extent the pledge thereof would violate any applicable Requirement of Law, (iv) in the case of (A) any Stock or Stock Equivalents of any Subsidiary to the extent such Stock or Stock Equivalents are subject to a Lien permitted by each Second Lien Agreement or (B) any Stock or Stock Equivalents of any Subsidiary that is not wholly owned by the Issuer and its Subsidiaries at the time such Subsidiary becomes a Subsidiary, any Stock or Stock Equivalents of each such Subsidiary described in clause (A) or (B) to the extent that (1) a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Requirement (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law), (2) any Contractual Requirement prohibits such a pledge without the consent of any other party; provided that this clause (2) shall not apply if (x) such other party is a Grantor or wholly owned Subsidiary or (y) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Issuer or any Subsidiary to obtain any such consent) and for so long as such Contractual Requirement or replacement or renewal thereof is in effect, or (3) a pledge thereof to secure the Obligations would give any other party (other than a Grantor or wholly owned Subsidiary)

to any contract, agreement, instrument or indenture governing such Stock or Stock Equivalents the right to terminate its obligations thereunder (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law) and (v) any Stock or Stock Equivalents of any Subsidiary to the extent that (A) the pledge of such Stock or Stock Equivalents would result in adverse tax consequences to the Issuer or any Subsidiary as reasonably determined by the Issuer and (B) such Stock or Stock Equivalents have been identified in writing to the Collateral Agent by an Officer of the Issuer.

“Existing Second Lien Agreements” shall mean (i) the indenture, dated as of December 17, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time) among the Issuer, each Guarantor (as defined therein) and Wells Fargo Bank, National Association, in its capacity as trustee, relating to the Issuer’s 8.25% Senior Second Lien Notes due 2021 and 8.75% Senior Second Lien Notes due 2022, and (ii) the Indenture, in each case, so long as such agreements remain in effect.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in its right, title and interest in any such contract, agreement, instrument or indenture (i) is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto (other than a Grantor), (ii) would not give any other party (other than a Grantor) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents), provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

“Grantor” shall have the meaning assigned to such term in the preamble hereof.

“Holder” shall have the meaning assigned to such term in each Existing Second Lien Agreement and shall also mean any holder of Additional Second Lien Obligations.

“Indenture” shall mean the indenture, dated as of November 25, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time) among the Issuer, each Guarantor (as defined therein) and Wells Fargo Bank, National Association, in its capacity as trustee, relating to the Issuer’s 5.75% Senior Second Lien Notes due 2024.

“Indenture Party” means the Issuer and the Guarantors.

“Intellectual Property” shall mean all of the following now owned or hereafter acquired by any Grantor: (A) all Copyrights, Trademarks and Patents, and (B) all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise now owned or hereafter acquired, including (a) all information used or useful arising from the business including all goodwill, trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas and all other proprietary information, and (b) rights, priorities and privileges relating to the Copyrights, the Patents, the Trademarks and the Licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any such rights, priorities and privileges relating to intellectual property (i) is not prohibited by any contract, agreement or other instrument governing such rights, priorities and privileges without the consent of any other party thereto (other than a Grantor), (ii) would not give any other party (other than a Grantor) to any such contract, agreement or other instrument the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the relevant parties (other than to the extent that any such prohibition referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

“Intercreditor Agreement” shall have the meaning provided in Section 8.1.

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements and Commodity Contracts of any Grantor (other than (i) as pledged pursuant to the Pledge Agreement and (ii) solely with respect to the Obligations, any Stock or Stock Equivalents of any Foreign Subsidiary in excess of 65% of the outstanding voting class of such Stock or Stock Equivalents), whether now or hereafter acquired by any Grantor, except, in each case, to the extent the grant by a Grantor of a Security Interest therein pursuant to this Security Agreement in its right, title and interest in any such Investment Property (i) is prohibited by any contract, agreement, instrument or indenture governing such Investment Property without the consent of any other party thereto (other than a Grantor) unless such consent has been expressly obtained, or (ii) would give any other party (other than a Grantor) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder (other than to the extent that any such prohibition referred to in clauses (i) and (ii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate any Grantor to obtain any such consents referred to in clauses (i) or (ii) above).

“Issuer” shall have the meaning assigned to such term in the preamble hereof.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party.

“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Issuer and its Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (a) the ability of the Issuer and the other Grantors, taken as a whole, to perform their payment obligations under this Security Agreement or any of the other Second Lien Documents or (b) the rights and remedies of the Secured Parties under this Security Agreement or any of the other Second Lien Documents.

“Notes” shall mean notes issued pursuant to any Existing Second Lien Agreement.

“Obligations” shall mean any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding with respect to any Grantor, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable to any Secured Party under any Second Lien Agreement and any other Second Lien Document and all other obligations, covenants and duties of any party to any Second Lien Document arising under any Second Lien Document or otherwise with respect to any Second Lien Document.

“Original Security Agreement” shall have the meaning assigned to such term in the preamble hereof.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor (including all Patents) or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement, including those listed on Schedule 3.

“patents” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or

any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Patents” shall mean all patents now owned or hereafter acquired by any Grantor, including those listed on Schedule 4.

“Pledge Agreement” shall mean that certain amended and restated pledge agreement dated November 25, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof and the Second Lien Agreements), among the Grantors and the Collateral Agent.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Second Lien Agreements” shall mean each (i) Existing Second Lien Agreement and (ii) Additional Second Lien Agreement, in each case for so long as such agreements remain in effect.

“Second Lien Documents” shall mean any notes or other instruments creating Obligations, the Second Lien Agreements, the Security Documents and the Intercreditor Agreement and any other related documents or instruments executed and delivered pursuant to a Second Lien Agreement or any Security Document, in each case, as such agreements may be amended, restated, supplemented or otherwise modified from time to time.

“Secured Parties” shall mean, collectively, (a) the Collateral Agent, (b) each Holder, (c) the beneficiaries of each indemnification obligation undertaken by any Grantor, (d) Authorized Representative under the Existing Second Lien Agreements, (e) Additional Second Lien Secured Parties and their Authorized Representatives; provided that such Additional Second Lien Secured Parties and their Authorized Representatives comply with Section 8.16 and execute an Additional Second Lien Secured Party Consent and (f) the successors and permitted assigns of each of the foregoing.

“Security Agreement” shall have the meaning assigned to such term in the preamble hereof.

“Security Interest” shall have the meaning provided in Section 2(a).

“Senior Credit Facility” shall mean that certain Amended and Restated Credit Agreement, dated as of September 28, 2007, among the Issuer, the lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch (formerly known as Credit Suisse, Cayman Islands Branch), as administrative agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Senior Debt Documents” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Stock” shall mean shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” shall have the meaning assigned to such term in the Indenture.

“Subsidiary Grantor” shall have the meaning assigned to such term in the pream-ble hereof.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor (including any Trademark) or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including those listed on Schedule 5.

“trademarks” shall mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“Trademarks” shall mean all trademarks now owned or hereafter acquired by any Grantor, including those listed on Schedule 6 hereto; provided that any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed) are excluded from this definition.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(d)                                 The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section, subsection, clause and Schedule references are to this Security Agreement unless otherwise specified.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(e)                                  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f)                                   Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

2.                                      Grant of Security Interest.

(a)                                 Each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties, and confirms its prior grant to the Collateral Agent for the benefit of the Secured Parties of, a lien on and security interest in (the “Security Interest”), all of its right, title and interest in, to and under all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(i)            all Accounts;

(ii)           all Chattel Paper;

(iii)          all Documents;

(iv)          all equipment and fixtures;

(v)           all General Intangibles;

(vi)          all Instruments;

(vii)         all Intellectual Property;

(viii)        all Inventory;

(ix)          all Investment Property;

(x)           all Supporting Obligations;

(xi)          all Collateral Accounts;

(xii)         all books and records pertaining to the Collateral; and

(xiii)        the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

provided, that (x) the Collateral for any Obligations shall not include any (A) Excluded Stock and Stock Equivalents with respect to such Obligations, (B) Excluded Property or (C) any assets as to which the Collateral Agent and the Issuer have determined that the costs or other consequences (including adverse tax consequences) of providing a security interest is excessive in view of the benefits to be gained thereby by the Secured Parties and (y) none of the items included in clauses (i) through (xiii) above shall constitute Collateral to the extent (and only to the extent) that the grant of the Security Interest therein would violate any Requirement of Law applicable to such Collateral.

This Security Agreement amends and restates the Original Security Agreement. The obligations of the Grantors under the Original Security Agreement and the grant of security interest in the Collateral by the Grantors under the Original Security Agreement shall continue under this Security Agreement, and shall not in any event be terminated, extinguished or an-nulled, but shall hereafter be governed by this Security Agreement. All references to the Security Agreement in any Second Lien Document shall be deemed to refer to this Security Agreement and the provisions hereof.  To the extent applicable, the Grantors hereby acknowledge, confirm and agree that any financing statements, filings with the United States Patent and Trademark Office or the United States Copyright Office or other instrument similar in effect to the foregoing under applicable law covering all or any part of the Collateral previously filed in favor of the Collateral Agent under the Original Security Agreement are in full force and effect as of the date hereof and effectuate the perfection of the security interests granted under this Security Agreement.

For the avoidance of doubt, all Security Interests in the Collateral granted with respect to the Original Security Agreement will be deemed granted with respect to this Security Agreement at the same time and in the same manner as they were granted under the Original Security Agree-ment, and nothing in this Security Agreement shall be construed to impair any previous grant of such Security Interests in the Collateral.

(b)                                 Each Grantor hereby irrevocably authorizes the Collateral Agent and its affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements and, with notice to the Issuer, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the Security Interests of the Collateral Agent under this Security Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets now owned or hereafter acquired by the Debtor or in which Debtor otherwise has rights and all proceeds thereof except for Excluded Property and Excluded Stock and Stock Equivalents as defined on Schedule A hereto” or words of similar effect, provided that with respect to fixtures the Collateral Agent shall only file or record financing statements in the jurisdiction of organization of a Grantor, except in connection with a Mortgage.  Each Grantor hereby also authorizes the Collateral Agent and its affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements.

Each Grantor hereby agrees to provide to the Collateral Agent, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized by this Section 2(b).

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted hereunder by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent, as the case may be, as secured party.

The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

(c)                                  Notwithstanding anything to the contrary in this Section 2, the term “Collateral”, as it refers to the Collateral securing the Obligations, shall not include any Stock and other securities of a Subsidiary to the extent that the pledge of such Stock and other securities would result in the Issuer being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Obligations affected; provided that neither the Issuer nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Stock pursuant to this clause (c).  In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended (“Rule 3-16”), is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of any Subsidiary of the Issuer due to the fact that such Subsidiary’s Stock secures the Obligations affected thereby, then the Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Obligations affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement.  In such event, this Security Agreement may be amended or modified, without the consent of any Secured Party, to the extent necessary to release the Security Interests in favor of the Collateral Agent on the shares of Stock that are so deemed to no longer constitute part of the Collateral for the relevant Obligations only.  In the event that Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Stock to secure the Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such Subsidiary, then the Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Obligations.  For the avoidance of doubt and notwithstanding anything to the contrary in this Security Agreement, nothing in this clause (c) shall limit the pledge of such Stock and other securities from securing the Credit Agreement Obligations at all times or from securing any Obligations that are not in respect of securities subject to regulation by the SEC.

3.                                      Representations and Warranties.

Each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party on the date hereof that:

3.1                               Title; No Other Liens.  Except for (a) the Security Interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement, (b) the Liens permitted by each Second Lien Agreement and (c) any Liens securing Indebtedness which is no longer outstanding or any Liens with respect to commitments to lend which have been terminated, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  No security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as (i) have been filed in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement or (ii) are permitted by each Second Lien Agreement.

3.2                               Perfected Second Priority Liens.

(a)                                 This Security Agreement is effective to create in favor of the Collateral Agent, for its benefit and for the benefit of the Secured Parties, legal, valid and enforceable Security Interests in the Collateral to the extent the enforceability of such obligation with respect to Stock of Foreign Subsidiaries is governed by the UCC, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

(b)                                 Subject to the limitations set forth in clause (c) of this Section 3.2, the Security Interests granted pursuant to this Security Agreement (i) will constitute valid and perfected Security Interests in the Collateral (as to which perfection may be obtained by the filings or other actions described in clause (A), (B) or (C) of this paragraph) in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, upon (A) the filing in the applicable filing offices of all financing statements, in each case, naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral, (B) subject to Section 8.1, delivery to the Collateral Agent (or its bailee) of all Instruments, Chattel Paper, Certificated Securities and negotiable Documents in each case, properly endorsed for transfer in blank and (C) completion of the filing, registration and recording of a fully executed agreement in the form hereof (or a supplement hereto) and containing a description of all Collateral constituting Intellectual Property in the United States Patent and Trademark Office (or any successor office) within the three month period (commencing as of December 17, 2010) or, in the case of Collateral constituting Intellectual Property acquired after December 17, 2010, thereafter pursuant to 35 USC § 261 and 15 USC § 1060 and the regulations thereunder with respect to United States Patents and United States registered Trademarks and in the United States Copyright Office (or any successor office) within the one month period (commencing as of the applicable date of acquisition or filing) or, in the case of Collateral constituting Intellectual Property acquired after December 17, 2010, thereafter with respect to United States registered Copyrights pursuant to 17 USC § 205 and the regulations thereunder as soon as reasonably practicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction to the extent that a security interest may be perfected by such filings, registrations and recordings, and (ii) are prior or equal to all other Liens on the Collateral other than Liens permitted pursuant to each Second Lien Agreement. For the avoidance of doubt, nothing in this Security Agreement shall be construed to impair in any manner any previous perfections obtained with respect to the Security Interests in the Collateral pursuant to the Original Security Agreement.

(c)                                  Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Security Agreement (including Security Interests in cash, cash accounts and Investment Property) by any means other than by (i) filings pursuant to the Uniform Commercial Code of the relevant State(s), (ii) filings approved by United States government offices with respect to Intellectual Property and (iii) subject to Section 8.1, delivery to the Collateral Agent (or its bailee) to be held in its possession of all Collateral consisting of Tangible Chattel Paper, Instruments or Certificated Securities with a fair market value in excess of $10,000,000 individually.

(d)                                 It is understood and agreed that the Security Interests in cash and Investment Property created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses.

4.                                      Covenants.

Each Grantor hereby covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Security Agreement until the Obligations are paid in full:

4.1                               Maintenance of Perfected Security Interest; Further Documentation.

(a)                                 Such Grantor shall maintain the Security Interest created by this Security Agreement as a perfected Security Interest having at least the priority described in Section 3.1 and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to Section 3.2(c).

(b)                                 Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request.

(c)                                  Such Grantor will furnish to the Collateral Agent at the time of the delivery of the financial statements provided for in Section 4.03 of the Indenture, a schedule setting forth any additional Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses that are registered (or for which an application to register such items has been filed) with the United States Patent and Trademark Office or the United States Copyright Office (or any successor to either such office) acquired by any Grantor following the Closing Date (or following the date of the last supplement provided to the Collateral Agent pursuant to this Section 4.1(c)), all in reasonable detail.

(d)                                 Subject to clause (e) below and Section 3.2(c), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements (and any necessary amendments or continuations thereto) and other documents, including all applicable documents required under Section 3.2(b)(C)), which may be required under any applicable law, or which, subject to the terms of the Intercreditor Agreement, the Collateral Agent may reasonably request, in order (i) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests created hereby and all applicable documents required under Section 3.2(b)(C), all at the expense of such Grantor.

(e)                                  Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets acquired by such Grantor after the date hereof that are required by any Second Lien Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Subsidiary that is required by any Second Lien Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by such Second Lien Agreement or this Section 4.1.

(f)                                   Each Grantor agrees that, in the event any Grantor takes any action to grant or perfect a Lien in favor of the Credit Agreement Collateral Agent in any assets, such Grantor shall also take such action to grant or perfect a Lien in favor of the Collateral Agent to secure the Obligations, whether or not such action was requested by the Collateral Agent.

4.2                               Damage or Destruction of Collateral.  The Grantors agree promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed in any manner which could reasonably be expected to have a Material Adverse Effect.

4.3                               Notices.  Each Grantor will advise the Collateral Agent on behalf of the holders of any Obligations promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under each Second Lien Agreement) on any of the Collateral which would adversely affect, in any material respect, the ability of the Collateral Agent to exercise any of its remedies hereunder.

4.4                               Changes in Locations, Name, etc.  Each Grantor will furnish to the Collateral Agent promptly (an in any event within 30 days of such change) a written notice of any change (i) in its legal name, (ii) in its jurisdiction of organization or location for purposes of the UCC or (iii) in its identity or type of organization or corporate structure.  As a result of any such change, each Grantor agrees to take all action necessary to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral.  Each Grantor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph.

4.5                               Insurance.

(a)                                 (i) The Issuer will, and will cause each Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Issuer believes (in the good faith judgment of the management of the Issuer) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Issuer believes (in the good faith judgment of management of the Issuer) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Issuer believes (in the good faith judgment of management of the Issuer) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Collateral Agent, upon written request from the Collateral Agent, information presented in reasonable detail as to the insurance so carried and (ii) with respect to each Mortgaged Property, Borrower will obtain flood insurance in such total amount as the Collateral Agent may from time to time reasonably require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

5.                                      Remedial Provisions.

5.1                               Certain Matters Relating to Accounts.

(a)                                 At any time after the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, and after giving reasonable notice to the Issuer and any other relevant Grantor, the Collateral Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that the Collateral Agent reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications.  The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b)                                 The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement.  If required in writing by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)                                  At the Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

(d)                                 Upon the occurrence and during the continuance of an Event of Default, a Grantor shall not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Collateral Agent shall have instructed the Grantors not to grant or make any such extension, credit, discount, compromise or settlement under any circumstances during the continuance of such Event of Default.

(e)                                  At the direction of the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, each Grantor shall grant to the Collateral Agent to the extent assignable, an irrevocable, non-exclusive, fully paid-up, royalty-free, worldwide license to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor.  Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

5.2                               Communications with Grantors; Grantors Remain Liable.

(a)                                 The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, after giving reasonable notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts.  The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b)                                 Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)                                  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3                               Proceeds to be Turned Over To Collateral Agent.  In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, subject to the terms of the Intercreditor Agreement, and the Collateral Agent so requires by notice in writing to the relevant Grantor (it being understood that the exercise of remedies by the Secured Parties in connection with an Event of Default under any Second Lien Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any Grantor consisting of cash, checks and other near cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required).  All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent.  All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4                               Application of Proceeds.  The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt subject to the terms of the Intercreditor Agreement, in the following order:

(i)                       first, to the payment of any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral and all expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and expenses and court costs;

(ii)                    second, to the extent proceeds remain after the application pursuant to preceding clause (i), to all amounts (including fees and expenses) owing to each Authorized Representative and Collateral Agent in its capacity as such;

(iii)                 third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), pro rata (based on the outstanding amount of the Obligations) to the Obligations for application by each Authorized Representative to the Obligations in accordance with and to the extent provided by the applicable Second Lien Agreement; and

(iv)                fourth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to the terms hereof, to the relevant Grantor or to whomever may be lawfully entitled to receive such surplus.

If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 5.4.

Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral or Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

5.5                               Code and Other Remedies.  Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law and also may with notice to the relevant Grantor, sell the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral.  The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives

(to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Collateral Agent and any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Obligations.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  Each Grantor further agrees, at the Collateral Agent’s request to assemble the Collateral and make it available to the Collateral Agent, at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4.

5.6                               Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

5.7                               Amendments, etc. with Respect to the Obligations; Waiver of Rights.  Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) any Second Lien Agreement or any other Second Lien Document and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the parties thereto may deem advisable from time to time or otherwise in accordance with such Second Lien Document, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Security Agreement or any property subject thereto.  When making any demand hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on any

Grantor or any other Person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Issuer or any Grantor or any other Person or any release of the Issuer or any Grantor or any other Person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Each Secured Party by accepting the benefits hereof agrees that (i) the Collateral Agent shall act as a Designated Second Priority Representative under and as defined in the Intercreditor Agreement and (ii) its Authorized Representative has a right to designate the Collateral Agent as the Designated Second Priority Representative under the Intercreditor Agreement in accordance with the provisions thereof.

6.                                      The Collateral Agent.

6.1                               Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)                                 Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon the occurrence and during the continuance of an Event of Default, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Security Agreement or any of the Security Documents, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Security Agreement or any of the Security Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent of its intent to do so:

(i)                                     take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral or Mortgaged Property and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral or Mortgaged Property whenever payable;

(ii)                                  in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the Secured Parties’ Security Interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)                               pay or discharge taxes and Liens levied or placed on or threatened against the Collateral or Mortgaged Property;

(iv)                              execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral or Mortgaged Property;

(v)                                 obtain and adjust insurance required to be maintained by such Grantor pursuant to Section 4.5;

(vi)                              direct any party liable for any payment under any of the Collateral or Mortgaged Property to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vii)                           ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral or Mortgaged Property;

(viii)                        sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral or Mortgaged Property;

(ix)                              commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or Mortgaged Property or any portion thereof and to enforce any other right in respect of any Collateral or Mortgaged Property;

(x)                                 defend any suit, action or proceeding brought against such Grantor with respect to any Collateral or Mortgaged Property (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral or Mortgaged Property);

(xi)                              settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its affiliates in any manner other than with respect to its continuing rights in such Collateral or Mortgaged Property);

(xii)                           assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and

(xiii)                        generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral or Mortgaged Property as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral or Mortgaged Property and the Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding and subject to the terms of the Intercreditor Agreement, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b)                                 If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)                                  The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on the applicable notes, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)                                 Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Security Agreement or any of the Security Documents are coupled with an interest and are irrevocable until this Security Agreement is terminated and the Security Interests created hereby or thereby are released.

6.2                               Duty of Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.  Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers.  The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3                               Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Security Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Intercreditor Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4                               Security Interest Absolute.  All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

6.5                               Continuing Security Interest; Assignments Under Second Lien Agreements; Release.

(a)                                 This Security Agreement and the other Security Documents shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full.

(b)                                 Subject to the terms of the Intercreditor Agreement, a Subsidiary Grantor shall automatically be released from its obligations hereunder (x) as it relates to the Obligations securing the Notes issued pursuant to any Existing Second Lien Agreement, if it ceases to be a Guarantor in accordance with Section 10.04 of such Existing Second Lien Agreement and (y) as it relates to the Obligations securing any Additional Second Lien Obligations, if it ceases to be a guarantor under such Second Lien Agreement pursuant to the applicable provision(s) of such Additional Second Lien Agreement.

(c)                                  Subject to any applicable terms of the Intercreditor Agreement, the Liens securing the Obligations of any series will be released, in whole or in part, as provided in the Second Lien Agreement governing such obligations.  Any such release in connection with any sale, transfer or other disposition of such Collateral or Mortgaged Property shall result in such Collateral or Mortgaged Property being sold, transferred or disposed of, as applicable, free and clear of the applicable Lien and Security Interest created hereby.

(d)                                 In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Collateral Agent.

6.6                               Reinstatement.  Each Grantor further agrees that, if any payment made by any Grantor or any other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Grantor, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

7.                                      Collateral Agent As Agent.

(a)                                 Wells Fargo Bank, National Association has been appointed to act as the Collateral Agent under each Second Lien Agreement.  As permitted by the applicable Second Lien Agreement, the Collateral Agent is authorized to appoint one or more Co-Collateral Agents, for the purposes of this Section 7(a) only references to the Collateral Agent shall mean the Collateral Agent and any Co-Collateral Agents appointed in accordance with the applicable Second Lien Agreement. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral or Mortgaged Property), solely in accordance with this Security Agreement, the applicable Second Lien Agreement and the Intercreditor Agreement.  In furtherance of the foregoing provisions of this Section 7(a), each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the ratable benefit of the Secured Parties in accordance with the terms of this Section 7(a).

(b)                                 So long as the Collateral Agent is the Authorized Representative under any Second Lien Agreement, written notice of resignation by the Collateral Agent pursuant to each Second Lien Agreement for which it serves as Authorized Representative shall also constitute notice of resignation as Collateral Agent under this Security Agreement; removal of the Collateral Agent as Authorized Representative of each Second Lien Agreement shall also constitute removal under this Security Agreement; and appointment of a successor Authorized Representative pursuant to each Second Lien Agreement shall also constitute appointment of a successor Collateral Agent under this Security Agreement.  Upon the acceptance of any appointment as Authorized Representative under the relevant provisions of each Second Lien Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Security Agreement, and the retiring or removed Collateral Agent under this Security Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Security Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the Security Interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Security Agreement.  After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was Collateral Agent hereunder.

8.                                      Miscellaneous.

8.1                               Intercreditor Agreement.  Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Security Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to Credit Suisse AG, Cayman Islands Branch, as administrative agent, pursuant to or in connection with the Amended and Restated Credit Agreement dated as of September 28, 2007 (as amended, restated, supplemented or otherwise modified from time to time), among First Data Corporation, the lenders from time to time party thereto and Credit Suisse, AG, Cayman Islands Branch, as administrative agent, and the other parties thereto, and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of December 17, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, Wells Fargo Bank, National Association, as Initial Additional Second Priority Representative and its subsidiaries and affiliated entities party thereto.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Security Agreement, the terms of the Intercreditor Agreement shall govern. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Collateral Agent (and the Secured Parties) shall be subject to the terms of the Intercreditor Agreement, and, with respect to the Collateral, until the Discharge of Senior Obligations (as such term is defined in the Intercreditor Agreement) has occurred, any obligation of the Issuer and any other Grantor hereunder with respect to the delivery or Control of any Collateral, shall be deemed to be satisfied if the Issuer or such Grantor, as applicable, delivers such Collateral to the Senior Representative or provides the Senior Representative with Control of such Collateral. Until the Discharge of Senior Obligations has occurred, the delivery of any Collateral to, or the Control of any Collateral by, any Senior Representative (as such term is defined in the Intercreditor Agreement) pursuant to the Senior Debt Documents shall satisfy any delivery or Control requirement hereunder.

8.2                               Amendments in Writing.  None of the terms or provisions of this Security Agreement or any of the Security Documents may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Collateral Agent in accordance with the terms of each applicable Second Lien Agreement and the Intercreditor Agreement.

8.3                               Notices.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.02 of the Indenture.  All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Issuer at the Issuer’s address set forth in Section 13.02 of the Indenture and all notices to any Authorized Representative of any Additional Second Lien Obligations, at its address set forth in the Additional Second Lien Secured Party Consent, as such address may be changed by written notice to the Collateral Agent and the Issuer.

8.4                               No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion.  The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.5                               Enforcement Expenses; Indemnification.

(a)                                 Each Grantor agrees to pay any and all reasonable out of pocket expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by the Collateral Agent in enforcing, or obtaining advice of counsel in respect of, any rights with respect to the administration of this Security Agreement, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Security Agreement or any of the Security Documents.

(b)                                 Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement or any of the Security Documents.

(c)                                  Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement or any of the Security Documents to the extent the Issuer would be required to do so pursuant to any Second Lien Agreement; provided that the Grantors shall not be required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Collateral Agent through the Collateral Agent’s own willful misconduct, gross negligence or bad faith.

(d)                                 All expenses of protecting, storing, warehousing, insuring, handling maintaining and shipping any Collateral, all taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by the Collateral Agent to any Person to realize upon any Collateral, shall be borne and paid by Grantors. The Collateral Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in the Collateral Agents actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Grantors’ sole risk.

(e)                                  The agreements in this Section 8.5 shall survive repayment of the Obligations and all other amounts payable under any Second Lien Agreement.

8.6                               Successors and Assigns.  The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent except pursuant to a transaction permitted by each Second Lien Agreement.

8.7                               Counterparts.  This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Security Agreement signed by all the parties shall be lodged with the Collateral Agent and the Issuer.

8.8                               Severability.  Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.9                               Section Headings.  The Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10                        Integration.  This Security Agreement together with the other Second Lien Documents, the Intercreditor Agreement and each Second Lien Agreement represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Second Lien Documents, the Intercreditor Agreement and each Second Lien Agreement.

8.11                        GOVERNING LAW.  THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED

BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12                        Submission To Jurisdiction Waivers.  Each party hereto hereby irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Security Agreement, the other Second Lien Documents to which it is a party and any Additional Second Lien Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 8.2 or at such other address of which such Person shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.

8.13                        Acknowledgments.  Each party hereto hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Security Agreement and the other Second Lien Documents to which it is a party;

(b)                                 neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Security Agreement or any of the other Second Lien Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Second Lien Documents or otherwise exists by virtue of the transactions contemplated hereby among the Grantors and any other Secured Party.

8.14                        Additional Grantors.  Each Subsidiary of the Issuer that is required to become a party to this Security Agreement pursuant to any Second Lien Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex B hereto.  The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

8.15                        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT, ANY OTHER SECOND LIEN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.16                        Additional Second Lien Obligations.  On or after the date hereof and so long as expressly permitted by the Senior Debt Documents then outstanding, and any Second Lien Agreement then outstanding, the Issuer may from time to time designate Indebtedness at the time of incurrence to be secured on a pari passu basis with the Obligations as Additional Second Lien Obligations hereunder by delivering to the Collateral Agent and each other Authorized Representative (a) a certificate signed by an Officer of the Issuer (i) identifying the obligations so designated and the initial aggregate principal amount or face amount thereof, (ii) stating that such obligations are designated as Additional Second Lien Obligations for purposes hereof, (iii) representing that such designation of such obligations as Additional Second Lien Obligations complies with the terms of the Senior Debt Documents then outstanding, and any Second Lien Agreement then outstanding and (iv) specifying the name and address of the Authorized Representative for such obligations, (b) a fully executed Additional Second Lien Secured Party Consent (in the form attached as Annex C) and (c) a fully executed joinder to the Intercreditor Agreement.  Each Authorized Representative agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall act as agent under and subject to the terms of the Security Documents for the benefit of all Secured Parties, including, without limitation, any Secured Parties that hold any such Additional Second Lien Obligations, and each Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as agent for the holders of such Additional Second Lien Obligations as set forth in each Additional Second Lien Secured Party Consent and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Security Agreement and the Intercreditor Agreement.

8.17                        Force Majeure.  In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

FIRST DATA CORPORATION, as Grantor

By:	/s/ Himanshu A. Patel
	Name:	Himanshu A. Patel
	Title:	Executive Vice President, Chief Financial Officer

Signature Page to the Amended & Restated Security Agreement — 5.750% Senior Second Lien Notes

The following entities, each as Grantor:

BANKCARD INVESTIGATIVE GROUP INC.
BUYPASS INCO CORPORATION
CALL INTERACTIVE HOLDINGS LLC
CESI HOLDINGS, INC.
CLOVER MARKETPLACE, LLC
CLOVER NETWORK, INC.
CONCORD COMPUTING CORPORATION
CONCORD CORPORATE SERVICES, INC.
CONCORD EFS FINANCIAL SERVICES, INC.
CONCORD EFS, INC.
CONCORD EMERGING TECHNOLOGIES, INC.
CONCORD FINANCIAL TECHNOLOGIES, INC.
CONCORD ONE, LLC
CONCORD PAYMENT SERVICES, INC.
CONCORD PROCESSING, INC.
CONCORD TRANSACTION SERVICES, LLC
CTS HOLDINGS, LLC
CTS, INC.
EPSF CORPORATION
FDFS HOLDINGS, LLC
FDGS GROUP, LLC
FDR IRELAND LIMITED
FDR MISSOURI INC.
FDS HOLDINGS, INC.
FIRST DATA CAPITAL, INC.
FIRST DATA CARD SOLUTIONS, INC.
FIRST DATA COMMERCIAL SERVICES HOLDINGS, INC.
FIRST DATA COMMUNICATIONS CORPORATION
FIRST DATA EC, LLC
FIRST DATA GOVERNMENT SOLUTIONS, INC.
FIRST DATA GOVERNMENT SOLUTIONS, LP
FIRST DATA LATIN AMERICA INC.
FIRST DATA MERCHANT SERVICES CORPORATION
FIRST DATA MERCHANT SERVICES NORTHEAST, LLC
FIRST DATA MERCHANT SERVICES SOUTHEAST, L.L.C.
FIRST DATA MOBILE HOLDINGS, INC.
FIRST DATA PAYMENT SERVICES, LLC
FIRST DATA REAL ESTATE HOLDINGS L.L.C.
FIRST DATA REPORTING SERVICES LLC
FIRST DATA RESOURCES, LLC
FIRST DATA RETAIL ATM SERVICES L.P.
FIRST DATA SOLUTIONS INC.
FIRST DATA TECHNOLOGIES, INC.
FIRST DATA TRANSPORTATION SERVICES INC.
GIFT CARD SERVICES, INC.

Signature Page to the Amended & Restated Security Agreement — 5.750% Senior Second Lien Notes

FIRST DATA VOICE SERVICES
FSM SERVICES INC.
FUNDSXPRESS, INC.
FUNDSXPRESS FINANCIAL NETWORK, INC.
GYFT, INC.
IGNITE PAYMENTS, LLC
INSTANT CASH SERVICES, LLC
LINKPOINT INTERNATIONAL, INC.
MAS INCO CORPORATION
MAS OHIO CORPORATION
NATIONAL PAYMENT SYSTEMS INC.
NEW PAYMENT SERVICES, INC.
PAYPOINT ELECTRONIC PAYMENT SYSTEMS, LLC
PAYSYS INTERNATIONAL, INC.
PERKA, INC.
REMITCO LLC
SAGEBRUSH HOLDINGS LLC
SIZE TECHNOLOGIES, INC.
STAR NETWORKS, INC.
STAR PROCESSING, INC.
STAR SYSTEMS ASSETS, INC.
STAR SYSTEMS, INC.
STAR SYSTEMS, LLC
STRATEGIC INVESTMENT ALTERNATIVES LLC
TASQ LLC
TASQ TECHNOLOGY, INC.
TELECHECK INTERNATIONAL, INC.
TRANSACTION SOLUTIONS, LLC
TRANSACTION WIRELESS, INC.
TWI MOR HOLDING, LLC
UNIFIED MERCHANT SERVICES
VALUELINK, LLC

By:	/s/ Himanshu A. Patel
Name:	Himanshu A. Patel
Title:	Executive Vice President,
Chief Financial Officer

Signature Page to the Amended & Restated Security Agreement — 5.750% Senior Second Lien Notes

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

Signature Page to the Amended & Restated Security Agreement — 5.750% Senior Second Lien Notes

ANNEX A TO THE
SECURITY AGREEMENT

SUBSIDIARY GRANTORS

BANKCARD INVESTIGATIVE GROUP INC.
BUYPASS INCO CORPORATION
CALL INTERACTIVE HOLDINGS LLC
CESI HOLDINGS, INC.
CLOVER MARKETPLACE, LLC
CLOVER NETWORK, INC.
CONCORD COMPUTING CORPORATION
CONCORD CORPORATE SERVICES, INC.
CONCORD EFS FINANCIAL SERVICES, INC.
CONCORD EFS, INC.
CONCORD EMERGING TECHNOLOGIES, INC.
CONCORD FINANCIAL TECHNOLOGIES, INC.
CONCORD ONE, LLC
CONCORD PAYMENT SERVICES, INC.
CONCORD PROCESSING, INC.
CONCORD TRANSACTION SERVICES, LLC
CTS HOLDINGS, LLC
CTS, INC.
EPSF CORPORATION
FDFS HOLDINGS, LLC
FDGS GROUP, LLC
FDR IRELAND LIMITED
FDR MISSOURI INC.
FDS HOLDINGS, INC.
FIRST DATA CAPITAL, INC.
FIRST DATA CARD SOLUTIONS, INC.
FIRST DATA COMMERCIAL SERVICES HOLDINGS, INC.
FIRST DATA COMMUNICATIONS CORPORATION
FIRST DATA EC, LLC
FIRST DATA GOVERNMENT SOLUTIONS, INC.
FIRST DATA GOVERNMENT SOLUTIONS, LP
FIRST DATA LATIN AMERICA INC.
FIRST DATA MERCHANT SERVICES CORPORATION
FIRST DATA MERCHANT SERVICES NORTHEAST, LLC
FIRST DATA MERCHANT SERVICES SOUTHEAST, L.L.C.
FIRST DATA MOBILE HOLDINGS, INC.
FIRST DATA PAYMENT SERVICES, LLC
FIRST DATA REAL ESTATE HOLDINGS L.L.C.
FIRST DATA REPORTING SERVICES LLC
FIRST DATA RESOURCES, LLC
FIRST DATA RETAIL ATM SERVICES L.P.
FIRST DATA SOLUTIONS INC.
FIRST DATA TECHNOLOGIES, INC.
FIRST DATA TRANSPORTATION SERVICES INC.
FIRST DATA VOICE SERVICES
FSM SERVICES INC.

FUNDSXPRESS, INC.
FUNDSXPRESS FINANCIAL NETWORK, INC.
GIFT CARD SERVICES, INC.
GYFT, INC.
IGNITE PAYMENTS, LLC
INSTANT CASH SERVICES, LLC
LINKPOINT INTERNATIONAL, INC.
MAS INCO CORPORATION
MAS OHIO CORPORATION
NATIONAL PAYMENT SYSTEMS INC.
NEW PAYMENT SERVICES, INC.
PAYPOINT ELECTRONIC PAYMENT SYSTEMS, LLC
PAYSYS INTERNATIONAL, INC.
PERKA, INC.
REMITCO LLC
SAGEBRUSH HOLDINGS LLC
SIZE TECHNOLOGIES, INC.
STAR NETWORKS, INC.
STAR PROCESSING, INC.
STAR SYSTEMS ASSETS, INC.
STAR SYSTEMS, INC.
STAR SYSTEMS, LLC
STRATEGIC INVESTMENT ALTERNATIVES LLC
TASQ LLC
TASQ TECHNOLOGY, INC.
TELECHECK INTERNATIONAL, INC.
TRANSACTION SOLUTIONS, LLC
TRANSACTION WIRELESS, INC.
TWI MOR HOLDING, LLC
UNIFIED MERCHANT SERVICES
VALUELINK, LLC

ANNEX B TO THE
SECURITY AGREEMENT

SUPPLEMENT NO. [  ] dated as of [                   ], to the Amended and Restated Security Agreement dated as of November 25, 2015 (the “Security Agreement”) among First Data Corporation, a Delaware corporation (the “Issuer”), each Subsidiary of the Issuer listed on Annex A thereto (each such Subsidiary individually a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Issuer are referred to collectively herein as the “Grantors”), Wells Fargo Bank, National Association, as collateral agent (in such capacity, the “Collateral Agent”) under each Second Lien Agreement.

A.                                    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

B.                                    The Grantors have entered into the Security Agreement in order to induce the Holders to purchase the Obligations.

C.                                    Section 8.14 of the Security Agreement provides that each Subsidiary of the Issuer that is required to become a party to the Security Agreement pursuant to any Second Lien Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement.  Each undersigned Subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement as consideration for the purchase of the Obligations by the Holders.

Accordingly, the Collateral Agent and the New Grantors agree as follows:

SECTION 1.                            In accordance with Section 8.14 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Collateral Agent for the benefit of the Secured Parties, a Security Interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which it now has or hereafter acquires an interest.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor.  The Security Agreement is hereby incorporated herein by reference.

SECTION 2.                            Each New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

SECTION 3.                            This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Issuer.  This Supplement shall become effective as to each New Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Collateral Agent.

SECTION 4.                            Such New Grantor hereby represents and warrants that (a) set forth on Schedule I hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the identity or type of organization or corporate structure of such New Grantor (iv) the Federal Taxpayer Identification Number and organizational number of such New Grantor and (v) the true and correct location of the chief executive office and principal place of business and any office in which it maintains books of records relating to Collateral owned by it and (b) as of the date hereof (i) Schedule II hereto lists all of each New Grantor’s Copyright Licenses, (ii) Schedule III hereto lists in all material respects all of each New Grantor’s registered Copyrights (and all applications therefor), (iii) Schedule IV hereto lists all of each New Grantor’s Patent Licenses, (iv) Schedule V hereto lists in all material respects all of each New Grantor’s Patents (and all applications therefor), (v) Schedule VI hereto lists all of each New Grantor’s Trademark Licenses and (vi) Schedule VII hereto lists in all material respects all of each New Grantor’s registered Trademarks (and all applications therefor).

SECTION 5.                            Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.                         THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.                            Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.                            All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.02 of the Indenture.  All communications and notices hereunder to each New Grantor shall be given to it in care of the Issuer at the Issuer’s address set forth in Section 13.02 of the Indenture.

IN WITNESS WHEREOF, each New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

[ ], as Collateral Agent

By:
Name:
Title:

SCHEDULE I
TO SUPPLEMENT NO.         TO THE
SECURITY AGREEMENT

COLLATERAL

Legal Name	Jurisdiction of Incorporation or Organization	Type of Organization or Corporate Structure	Federal Taxpayer Identification Number and Organizational Identification Number

SCHEDULE II
TO SUPPLEMENT NO.        TO THE
SECURITY AGREEMENT

COPYRIGHT LICENSES

SCHEDULE III
TO SUPPLEMENT NO.        TO THE
SECURITY AGREEMENT

COPYRIGHTS

Registered Owner/Grantor	Title	Registration Number

SCHEDULE IV
TO SUPPLEMENT NO.       TO THE
SECURITY AGREEMENT

PATENT LICENSES

SCHEDULE V
TO SUPPLEMENT NO.        TO THE
SECURITY AGREEMENT

PATENTS

SCHEDULE VI
TO SUPPLEMENT NO.        TO THE
SECURITY AGREEMENT

TRADEMARK LICENSES

SCHEDULE VII
TO SUPPLEMENT NO.        TO THE
SECURITY AGREEMENT

TRADEMARKS

Domestic Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.

Foreign Trademarks

Registered Owner/Grantor	Trademark	Registration No.	Application No.	Country

ANNEX C TO THE
SECURITY AGREEMENT

[Form of]

ADDITIONAL SECOND LIEN SECURED PARTY CONSENT

[Name of Additional Second Lien Secured Party]

[Address of Additional Second Lien Secured Party]

[Date]

The undersigned is the Authorized Representative for Persons wishing to become Secured Parties (the “New Secured Parties”) under (i) the Amended and Restated Security Agreement dated as of November 25, 2015 (as heretofore amended and/or supplemented, the “Security Agreement” (terms used without definition herein have the meanings assigned to such term by the Security Agreement)) and (ii) the Pledge Agreement dated as of November 25, 2015 (as heretofore amended and/or supplemented, the “Pledge Agreement”) among First Data Corporation, the Subsidiary Grantors party thereto and Wells Fargo Bank, National Association, as Collateral Agent (the “Collateral Agent”).

In consideration of the foregoing, the undersigned hereby:

(i)                              represents that the Authorized Representative has been duly authorized by the New Secured Parties to become a party to the Security Agreement and the Pledge Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligation”) and to act as the Authorized Representative for the New Secured Parties;

(ii)                           acknowledges that the New Secured Parties have received copies of the Security Agreement, the Pledge Agreement and the Intercreditor Agreement;

(iii)                        appoints and authorizes the Collateral Agent to take such action as agent on its behalf and on behalf of all other Secured Parties and to exercise such powers under the Security Agreement, the Pledge Agreement and the Intercreditor Agreement as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto;

(iv)                       accepts and acknowledges the terms of the Intercreditor Agreement applicable to it and the New Secured Parties and agrees to serve as Authorized Representative for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to holders of Additional Second Lien Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof (including, without limitation, Section 2.02(b) thereof) as fully as if it had been a Secured Party on the effective date of the Intercreditor Agreement and agrees that its address for receiving notices pursuant to the Second Lien Security Documents (as defined in the Intercreditor Agreement) shall be as follows:

[Address]

The Collateral Agent, by acknowledging and agreeing to this Additional Second Lien Secured Party Consent, accepts the appointment set forth in clause (iii) above.

THIS ADDITIONAL SECOND LIEN SECURED PARTY CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Additional Second Lien Secured Party Consent to be duly executed by its authorized officer as of the       day               , of 20  .

[NAME OF AUTHORIZED REPRESENTATIVE]

By:
Name:
Title:

Acknowledged and Agreed
[ ],
as Collateral Agent

By:
Name:
Title:

First Data Corporation, a Delaware corporation The Grantors listed on Schedule I to the Security Agreement, each as Grantor

By:
Name:
Title: